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                                          Registration No. 333-__________
                                          Filed March 16, 1999


                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             ---------

                             FORM S-8

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                             ---------


                      VERMILION BANCORP, INC.
--------------------------------------------------------------------------
 (Exact Name of Registrant as specified in its Articles of Incorporation)


          Delaware                                37-1363755
----------------------------         -----------------------------------
   (State of incorporation)           (IRS Employer Identification No.)


                   714 North Vermilion Street
                     Danville, Illinois 61834
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     (Address of principal executive offices, including zip code)



                      1998 STOCK OPTION PLAN
                      ----------------------
                     (Full Title of the Plan)




                                       Copies to:
Merrill G. Norton                      Stephen M. Ege,  Esq.
Chief Executive Officer                Kenneth B. Tabach, Esq.
Vermilion  Bancorp, Inc.               Elias, Matz, Tiernan & Herrick L.L.P.
714 North Vermilion Street             734 15th Street, N.W.
Danville, Illinois 61834               Washington, D.C.
(217) 442-0270                         (202) 347-0300
________________________________
(Name, address, and telephone number
 of agent for service)


                        Page 1 of 26 pages
             Index to Exhibits is located on page 4.
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                 CALCULATION OF REGISTRATION FEE


Title of                            Proposed        Proposed
Securities                          Maximum         Maximum         Amount of
to be            Amount to be   Offering Price     Aggregate      Registration
Registered       Registered(1)     Per Share      Offering Price       Fee
-----------------------------------------------------------------------------

Common Stock,
par value $0.01     29,420      $16.875 (3)         $496,462 (3)     $138.02

Common Stock,
par value $0.01     10,255       $12.00 (4)         $123,060 (4)      $34.21

Total               39,675 (2)                      $619,522         $172.23
                    ------                           -------          ------
                    ------                           -------          ------

---------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Vermilion Bancorp, Inc. ("Company" or "Registrant") 1998 Stock Option Plan ("1998 Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $0.01 par value per share ("Common Stock"), of the Company.

(2) Represents shares currently reserved for issuance pursuant to the 1998 Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for the options to purchase 29,240 shares of Common Stock which are outstanding under the 1998 Plan as of the date hereof.

(4) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for the 10,225 shares for which stock options have not been granted under the Plan is equal to the average of the bid and asked price on March 11, 1999, on the Electronic Bulletin Board.


                    __________________________

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

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                                PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed or to be filed with the Securities and Ex-change Commission (the "Commission") are incorporated by reference in this Registration Statement:

             (a) The Company's Annual Report on Form 10-KSB for the year ended September 30, 1998 filed with the Commission on January 12, 1999;

             (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements in the Annual Report referred to in clause (a) above;

             (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 18, 1997;

             (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

       Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or super-seded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

      Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item. 5. Interests of Named Experts and Counsel.

      Not applicable.

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Item 6.  Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or in-demnified against liability which they may incur in their capacity as such. The Bylaws of the Company provide that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by law. With the prior written consent of the Company, such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions.

Item 7.   Exemption from Registration Claimed.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.   Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    No.      Exhibit                                     Page
    ---      -------                                     ----

    4        Common Stock Certificate*                    --

    5        Opinion of Elias, Matz, Tiernan & Herrick    E-1
             L.L.P. as to the legality of the securities

    23.1     Consent of Elias, Matz, Tiernan & Herrick    --
             L.L.P. (contained in the opinion included as Exhibit 5)

    23.2     Consent of Olive LLP                         E-3

    24       Power of attorney for any subsequent          --
             amendments is located in the signature pages

    99       1998 Stock Option Plan                       E-4

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*   Incorporated by reference from the Company's Registration Statement on Form
S-1 (Commission File No. 333-17227) filed with the Commission on December 3, 1996, as amended.

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Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final ad-judication of such issue.

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                             SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration State-ment to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Illinois on March 15, 1999.

                              VERMILION BANCORP, INC.

                              By:  /s/Merrill G. Norton
                                   -------------------------------------
                                   Merrill G. Norton
                                   President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Merrill G. Norton his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


     Name                        Title                         Date
-----------------         -------------------           --------------------

                          President, Chief Executive        March 15, 1999
/s/Merrill G. Norton      Officer and Director
--------------------     (principal executive
Merrill G. Norton          officer)


                          Chairman of the Board and         March 15, 1999
/s/Thomas B. Meyer        Director
--------------------
Thomas B. Meyer


                          Chief Financial Officer
/s/Terry Stal             (principal financial and          March 15, 1999
--------------------      accounting officer)
Terry Stal
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       Name                      Title                      Date
-------------------      ---------------------     ---------------------


/s/William T. Ingram     Director and Secretary       March 15, 1999
--------------------
William T. Ingram


/s/Carl W. Busby
--------------------     Director                     March 15, 1999
Carl W. Busby



/s/Robert W. Ewbank      Director                     March 15, 1999
--------------------
Robert W. Ewbank
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